EXHIBIT 99.(a)(5)

                          NOTICE OF GUARANTEED DELIVERY
                                       of
                             Shares of Common Stock
                                       of
                            TF FINANCIAL CORPORATION


         This form or a facsimile of it must be used to accept the Offer, as defined below, if:

         (a) certificates for common stock, par value $0.10 per share (the "Shares"), of TF Financial Corporation, a Delaware corporation, are not immediately available or certificates for Shares and all other required documents cannot be delivered to the Depositary before the Expiration Date (as defined in Section 1 of the Offer to Purchase, as defined below); or

         (b) Shares cannot be delivered on a timely basis pursuant to the procedure for book-entry transfer.

         This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                 To: American Securities Transfer & Trust, Inc.



           By Mail:                           Facsimile Transmission:                    By Hand or Overnight Courier:

       P.O. Box 1596                             (303) 234-5340                          938 Quail Street
  Denver, Colorado  80201-9975                                                           Suite 101
                                              (for Eligible Institutions Only)           Lakewood, Colorado  80215-5513





           DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE
                SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A
                  FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE
                      DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to TF Financial Corporation, at the price per Share indicated below, net to the seller in cash, upon the terms and conditions set forth in the Offer to Purchase, dated September 26, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, _______ Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
================================================================================
                                    ODD LOTS

     To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially as of the close of business on September 24, 1997 and who will continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check one):

|_| was the beneficial owner as of the close of business on September 24, 1997 and will continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares, all of which are being tendered; or

|_| is a broker, dealer, commercial bank, trust company or other nominee which:

          (a) is tendering, for beneficial owners, Shares with respect to which it is the registered holder; and

          (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner as of the close of business on September 24, 1997 and each such person would continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares and is tendering all of such Shares.
================================================================================

--------------------------------------------------------------------------------
                         PRICE (IN DOLLARS) PER SHARE AT
                         WHICH SHARES ARE BEING TENDERED

                      IF SHARES ARE BEING TENDERED AT MORE
                         THAN ONE PRICE, USE A SEPARATE
                 LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED.


                               CHECK ONLY ONE BOX.
                     IF MORE THAN ONE BOX IS CHECKED, OR IF
                     NO BOX IS CHECKED (EXCEPT AS OTHERWISE
              PROVIDED HEREIN), THERE IS NO VALID TENDER OF SHARES.
--------------------------------------------------------------------------------
         |_|  $ 22.500     |_| $ 23.500     |_| $ 24.500     |_| $ 25.500
         |_|    22.625     |_|   23.625     |_|   24.625     |_|   25.625
         |_|    22.750     |_|   23.750     |_|   24.750     |_|   25.750
         |_|    22.875     |_|   23.875     |_|   24.875     |_|   25.875
         |_|    23.000     |_|   24.000     |_|   25.000     |_|   26.000
         |_|    23.125     |_|   24.125     |_|   25.125
         |_|    23.250     |_|   24.250     |_|   25.250
         |_|    23.375     |_|   24.375     |_|   25.375
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Certificate Nos. (if available):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Name(s):
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Please type or print

Address(es):
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                       Zip Code

Area Code and
Telephone Number:
                 ---------------------------------------------------------------
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
                                    SIGN HERE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:                                        , 1997
      ----------------------------------------

If Shares will be tendered by book-entry transfer, check box of applicable Book-Entry Facility:

|_|      The Depository Trust Company

|_|      Philadelphia Depository Trust Company

Account Number:


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

GUARANTEE

         The undersigned is (1) a member firm of a registered securities exchange; (2) a member of the National Association of Securities Dealers, Inc.; or (3) a commercial bank or trust company having an office, branch or agency in the United States, and represents that:

         (a) the above-named person(s) has a "net long position" in Shares or "equivalent securities" at least equal to the Shares tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and

         (b)      such tender of Shares complies with such Rule 14e-4;

and guarantees that the Depositary will receive certificates for the Shares tendered hereby in proper form for transfer, or Shares will be tendered pursuant to the procedure for book-entry transfer at The Depository Trust Company or Philadelphia Depository Trust Company, in any case, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal (or a manually signed facsimile of them), all within three over-the-counter trading days after the day the Depositary receives this Notice.


================================================================================
Name of Firm:                                 Address:
             --------------------------------         --------------------------

---------------------------------------------         --------------------------
                   Authorized Signature

                                                      --------------------------

                                                      --------------------------
Name:                                                          Zip Code
     ----------------------------------------
                    Please Print

                                              Area Code and
                                              Telephone Number:
                                                               -----------------

Title:                                        Dated:                     , 1997
      ---------------------------------------       ---------------------


================================================================================


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